EXHIBIT 1.01

Visteon Corporation

Conflict Minerals Report

For the Year Ended December 31, 2015

This report is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). These requirements apply to SEC registrants regardless of the geographic origin of the tin, tantalum, tungsten and gold (3TG), and whether or not they fund armed conflict. If the registrant has reason to believe that any of the 3TG contained in its products may have originated from the Democratic Republic of the Congo (DRC) or an adjoining country (Covered Country), or is unable to determine the country of origin of their 3TG, the registrant is required to submit a conflict minerals report which includes a description of the measures it took to exercise due diligence on the source and chain of custody of its 3TG.

Company and Product Overview

Visteon Corporation (the “Company” or “Visteon”) and its consolidated entities, is a global automotive supplier that designs, engineers and manufactures innovative electronics products for nearly every original equipment vehicle manufacturer. The Company’s manufacturing and engineering footprint is principally located outside of the U.S., with a heavy concentration in low-cost geographic regions. The Company’s cockpit electronics product portfolio includes audio systems, information displays, instrument clusters, head-up displays, infotainment systems, and telematics solutions. In addition to the Electronics segment, the Company has residual operations in South America and Europe previously associated with the former Interiors and Climate businesses. Based on previous product assessments, a significant percentage of each product group contains one or more 3TG metal. In most cases, Visteon does not directly source the chemical or mineral content of its products and therefore must conduct inquiries that trace back through its supply chain to confirm the exact origin of those minerals.

Reasonable Country of Origin Inquiry

We conducted our country of origin inquiry in good faith, and we believe that such inquiry was reasonable to allow us to make our determination regarding the country of origin of the 3TG in our products. After reviewing the results of our reasonable country of origin inquiry, we determined that we had reason to believe that some of the 3TG necessary for the functionality or production of our products may have originated in DRC or Covered Countries during 2015, all within the meaning of the Rule.

Visteon is supported by a complex and multi-tiered supply chain primarily located outside of the U.S., with many entities based in foreign countries. Visteon conducted an extensive survey that contained questions about the supply chain’s use and origin of all 3TG contained in its products. Further, the inquiry requested specific information about the smelters or refiners who directly purchase the 3TG content in their supply chain, their company’s conflict minerals policy, and specific due diligence measures. The tools used to conduct this survey were the Conflict Free Sourcing Initiative’s (CFSI) Conflict Minerals Reporting Template (CMRT) and the iPoint Conflict Minerals Platform (iPCMP).

The Company’s terms and conditions require compliance with all applicable laws, company policies, and customer requirements. Additionally, Visteon has actively communicated with its global supply chain to inform, educate, and set expectations for the responsible sourcing of all 3TG content.

•	Information – Visteon communicated in multiple languages with each identified supplier regarding the SEC Rule, OECD Due Diligence Guidance, Visteon’s conflict minerals policy located at http://www.visteon.com/company/csr/ethics.html, which included the cascade and reasonable enforcement of the Conflict Free Smelter Program (CFSP) and the current reporting requirements
•	Education – Visteon included training resources in its supplier communication package as well as detailed assessments and action plans for individual suppliers based on the specific smelter data provided by their companies
•	Expectations – Visteon communicated with each identified supplier regarding the necessary due diligence efforts to submit a complete and valid report which included:

•	The identification of any 3TG minerals that were intentionally added or necessary to the functionality of their supplied product,
•	The determination of whether any 3TG mineral originated or may have originated from a Covered Country
•	The identification of smelters or refiners who process those minerals
•	The mine country location of any 3TG minerals
•	Improvements in supply chain response percentages
•	Improvements in the data completeness and validity of smelter or refiner lists for each metal

Design of Due Diligence

Visteon’s due diligence process has been designed to conform to the internationally recognized framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict Affected and High-Risk Areas (the “OECD Due Diligence Guidance”).

Due Diligence Measures Performed

Management Systems

Visteon has established an internal management team to oversee its conflict minerals compliance activities. The management team includes managers, directors, and executives from finance, legal, compliance, purchasing, sales, internal control and corporate communications. The core management team is tasked with developing the company’s conflict minerals compliance program, operating procedure, policy and strategy. Additionally, Visteon has staffed an extended team of highly trained analysts supporting supply chain engagement and due diligence analysis. Visteon’s senior leaders and audit committee members are updated on a regular basis of the program’s progress and status.

Grievance Mechanism

The employees involved with intake and grievance resolution have been adequately trained on conflict minerals and related concerns. Visteon provides both employees and the public the ability to contact Visteon through its website, email, and/or hotline. Visteon’s policy regarding conflict minerals can be found at http://www.visteon.com/company/csr/ethics.html.

Identification of Risks in the Supply Chain

The incoming data was assessed by Visteon’s due diligence team who is trained in the fundamentals of the Rule and all relevant guidance available through the SEC, industry and trade associations. All data was assessed using a standardized format and the latest available data analysis tools from the Conflict Free Sourcing Initiative. Detailed records and metrics were kept on all incoming survey responses and all supplier communication. Among its objectives, Visteon was focused on assessing the clear understanding of the requirements by its supply chain as well as year-over-year improvements in the completeness and validity of the smelter or refiner data submitted.

Suppliers who have responded in Visteon’s requested format are monitored by the Company’s due diligence team to analyze the gaps and risks in each supplier’s response. Those suppliers were further engaged by the due diligence team and were provided with a complete assessment of their reported smelter or refiner data using the latest tools available to members of the CFSI.

Strategy to Respond to Risks in the Supply Chain

Visteon supports and is an active member of the Conflict Free Sourcing Initiative. The data on which we relied for certain statements in this declaration was obtained through our membership in the CFSI using the Reasonable Country of Origin Inquiry report for member “VIST.” Visteon’s risk assessment of its supply chain was based on extensive criteria, including the data which is available to members of the CFSI. Each supplier was assigned an internal risk rating associated with their understanding of the rule, completeness and validity of the reported smelter or refiner data, and any provided country of origin information. Suppliers who did not respond in Visteon’s requested format were tracked and engaged by the company’s purchasing organization. Additionally, suppliers were individually contacted by Visteon’s due diligence team regarding next-steps based on their company’s individual declarations of smelter or refiners not yet classified as conflict-free by the CFSI.

Based on the combined supplier and CFSI information obtained through Visteon’s due diligence efforts, Visteon directly engaged certain smelters and refiners reported by its supply chain. Certain smelters or refiners who were not found to be conflict free or actively engaging with the CFSI were contacted and encouraged to participate in the CFSP audit program.

Third Party Audit of Supply Chain Due Diligence

Visteon is an active CFSI member and supports smelter audits through the CFSP and similar programs. Additionally, the Company participates in many automotive industry and cross-industry initiatives dedicated to providing conflict mineral reporting and compliance solutions to the upstream supply chain. Some of the organizations include the Conflict Free Sourcing Initiative (CFSI) data collection team, the AIAG Conflict Mineral Work Group (CMWG), various sub-groups of the AIAG-CMWG, and the Conflict Minerals Cross-Industry Collaboration Group.

Annual Reporting on Supply Chain Due Diligence

Visteon’s Form SD and Conflict Minerals Report are filed annually with the SEC and a copy of the CMR, including the most recent list of known smelters and refiners is available on the company’s website at http://www.visteon.com/company/csr/ethics.html and also on the company’s website in the investors section under SEC filings at http://visteon.com/investors/sec.html

Due Diligence Results

The result of Visteon’s RCOI and due diligence efforts thus far is that the products that the Company manufactures have not found any evidence of 3TG that supports armed conflict in the DRC or Covered Countries. The data reported from our direct suppliers as well as the smelters and refiners engaged by the Company is incomplete, however, and therefore we are not able to determine with certainty the conflict-free status of all supplied products. Based on the data provided by our supply chain, the known smelters and refiners as well as the known source countries for our 3TG are included in this report.

Due to the dynamic nature of Visteon’s supply chain, supplier engagement is on-going based on the individual assessments of the individual company by the due diligence team. Communication and next-steps, including escalation, are tracked on a company-by-company basis and include additional engagement by Visteon’s due diligence team as well as engagement of the supplier by the Company’s purchasing organization.

As part of Visteon’s reasonable country of origin inquiry, the Company requested its suppliers to disclose the mine location information for any smelter or refiner who was not certified through the CFSI CFSP. Visteon has direct access to mine location information for all smelters or refiners who are certified as conflict free through the CFSP. This is a benefit to subscribing members of the CFSI.

Steps to be taken to Improve Due Diligence and Mitigate Risk

As Visteon enters its fourth year of its conflict mineral due diligence efforts, the following steps will be taken to improve due diligence and mitigate the risk that the necessary 3TG in our products may have benefitted armed groups in the DRC or Covered Countries:

•	Continue to escalate unresponsive suppliers through Visteon’s purchasing management
•	Continue to engage with suppliers who have reported data to Visteon and provide detailed assessment and action plans for their data completeness and validity
•	Continue to monitor supplier performance to requested action plans and implement an escalation process for underperforming or unresponsive suppliers
•	Continue membership and support of CFSI and the AIAG Conflict Minerals Work Group to develop best practices and build leverage over the supply chain in line with the OECD Due Diligence Guidance.
•	Directly engage with the known smelters in our supply chain to encourage participation in the Conflict Free Smelter Program

REPORTED 3TG SMELTERS AND REFINERS

Smelter Name	Smelter Identification
Changsha South Tantalum Niobium Co., Ltd.	CID000211
Conghua Tantalum and Niobium Smeltry	CID000291
D Block Metals, LLC	CID002504
Duoluoshan	CID000410
Exotech Inc.	CID000456
F&X Electro-Materials Ltd.	CID000460
FIR Metals & Resource Ltd.	CID002505
Global Advanced Metals Aizu	CID002558
Global Advanced Metals Boyertown	CID002557
Guangdong Zhiyuan New Material Co., Ltd.	CID000616
Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CID002501
H.C. Starck Co., Ltd.	CID002544
H.C. Starck GmbH Goslar	CID002545
H.C. Starck GmbH Laufenburg	CID002546
H.C. Starck Hermsdorf GmbH	CID002547
H.C. Starck Inc.	CID002548
H.C. Starck Ltd.	CID002549
H.C. Starck Smelting GmbH & Co.KG	CID002550
Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492

Hi-Temp	CID000731
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Jiujiang Tanbre Co., Ltd.	CID000917
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506
KEMET Blue Metals	CID002539
KEMET Blue Powder	CID002568
King-Tan Tantalum Industry Ltd.	CID000973
LSM Brasil S.A.	CID001076
Metallurgical Products India Pvt., Ltd.	CID001163
Mineração Taboca S.A.	CID001175
Mitsui Mining & Smelting	CID001192
Molycorp Silmet A.S.	CID001200
Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Plansee SE Liezen	CID002540
Plansee SE Reutte	CID002556
QuantumClean	CID001508
Resind Indústria e Comércio Ltda.	CID002707
RFH Tantalum Smeltry Co., Ltd.	CID001522
Solikamsk Magnesium Works OAO	CID001769
Taki Chemicals	CID001869
Telex Metals	CID001891
Tranzact, Inc.	CID002571
Ulba Metallurgical Plant JSC	CID001969
XinXing HaoRong Electronic Material Co., Ltd.	CID002508
Yichun Jin Yang Rare Metal Co., Ltd.	CID002307
Zhuzhou Cemented Carbide	CID002232
Alpha	CID000292
An Thai Minerals Company Limited	CID002825
An Vinh Joint Stock Mineral Processing Company	CID002703
Jiangxi Ketai Advanced Material Co., Ltd.	CID000244
China Tin Group Co., Ltd.	CID001070
Cooperativa Metalurgica de Rondônia Ltda.	CID000295
CV Ayi Jaya	CID002570
CV Dua Sekawan	CID002592
CV Gita Pesona	CID000306
CV Serumpun Sebalai	CID000313
CV United Smelting	CID000315
CV Venus Inti Perkasa	CID002455
Dowa	CID000402
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572
Elmet S.L.U. (Metallo Group)	CID002774

EM Vinto	CID000438
Estanho de Rondônia S.A.	CID000448
Feinhütte Halsbrücke GmbH	CID000466
Fenix Metals	CID000468
Gejiu Kai Meng Industry and Trade LLC	CID000942
Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908
Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555
CNMC (Guangxi) PGMA Co., Ltd.	CID000278
HuiChang Hill Tin Industry Co., Ltd.	CID002844
Huichang Jinshunda Tin Co., Ltd.	CID000760
Linwu Xianggui Ore Smelting Co., Ltd.	CID001063
Magnu’s Minerais Metais e Ligas Ltda.	CID002468
Malaysia Smelting Corporation (MSC)	CID001105
Melt Metais e Ligas S/A	CID002500
Metallic Resources, Inc.	CID001142
Metallo-Chimique N.V.	CID002773
Mineração Taboca S.A.	CID001173
Minsur	CID001182
Mitsubishi Materials Corporation	CID001191
Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573
O.M. Manufacturing (Thailand) Co., Ltd.	CID001314
O.M. Manufacturing Philippines, Inc.	CID002517
Operaciones Metalurgical S.A.	CID001337
Phoenix Metal Ltd.	CID002507
PT Alam Lestari Kencana	CID001393
PT Aries Kencana Sejahtera	CID000309
PT Artha Cipta Langgeng	CID001399
PT ATD Makmur Mandiri Jaya	CID002503
PT Babel Inti Perkasa	CID001402
PT Bangka Kudai Tin	CID001409
PT Bangka Prima Tin	CID002776
PT Bangka Timah Utama Sejahtera	CID001416
PT Bangka Tin Industry	CID001419
PT Belitung Industri Sejahtera	CID001421
PT BilliTin Makmur Lestari	CID001424
PT Bukit Timah	CID001428
PT Cipta Persada Mulia	CID002696
PT DS Jaya Abadi	CID001434
PT Eunindo Usaha Mandiri	CID001438
PT Fang Di MulTindo	CID001442
PT Inti Stania Prima	CID002530
PT Justindo	CID000307

PT Karimun Mining	CID001448
PT Mitra Stania Prima	CID001453
PT Panca Mega Persada	CID001457
PT Prima Timah Utama	CID001458
PT Refined Bangka Tin	CID001460
PT Sariwiguna Binasentosa	CID001463
PT Seirama Tin investment	CID001466
PT Stanindo Inti Perkasa	CID001468
PT Sumber Jaya Indah	CID001471
PT Tambang Timah	CID001477
PT Timah (Persero) Tbk Mentok	CID001482
PT Pelat Timah Nusantara Tbk	CID001486
PT Tinindo Inter Nusa	CID001490
PT Tirus Putra Mandiri	CID002478
PT Tommy Utama	CID001493
PT Wahana Perkit Jaya	CID002479
Resind Indústria e Comércio Ltda.	CID002706
Rui Da Hung	CID001539
Soft Metais Ltda.	CID001758
Thaisarco	CID001898
Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574
VQB Mineral and Trading Group JSC	CID002015
White Solder Metalurgia e Mineração Ltda.	CID002036
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158
Yunnan Tin Group (Holding) Company Limited	CID002180
So Accurate Group, Inc.	CID001754
Advanced Chemical Company	CID000015
Western Australian Mint trading as The Perth Mint	CID002030
Aida Chemical Industries Co., Ltd.	CID000019
Aktyubinsk Copper Company TOO	CID000028
Al Etihad Gold Refinery DMCC	CID002560
Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035
Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
AngloGold Ashanti Córrego do Sítio Mineração	CID000058
Argor-Heraeus SA	CID000077
Asahi Pretec Corporation	CID000082
Asaka Riken Co., Ltd.	CID000090
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103
Aurubis AG	CID000113
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
Boliden AB	CID000157
C. Hafner GmbH + Co. KG	CID000176
Caridad	CID000180

CCR Refinery - Glencore Canada Corporation	CID000185
Cendres + Métaux SA	CID000189
Yunnan Copper Industry Co., Ltd.	CID000197
Chimet S.p.A.	CID000233
The Refinery of Shandong Gold Mining Co., Ltd.	CID001916
Chugai Mining	CID000264
Daejin Indus Co., Ltd.	CID000328
Daye Non-Ferrous Metals Mining Ltd.	CID000343
DSC (Do Sung Corporation)	CID000359
DODUCO GmbH	CID000362
Dowa	CID000401
Eco-System Recycling Co., Ltd.	CID000425
Elemetal Refining, LLC	CID001322
Emirates Gold DMCC	CID002561
Faggi Enrico S.p.A.	CID002355
Fidelity Printers and Refiners Ltd.	CID002515
OJSC Novosibirsk Refinery	CID000493
Zijin Mining Group Co., Ltd. Gold Refinery	CID002243
Gansu Seemine Material Hi-Tech Co., Ltd.	CID000522
Geib Refining Corporation	CID002459
Great Wall Precious Metals Co., Ltd. of CBPM	CID001909
Guangdong Jinding Gold Limited	CID002312
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651
Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671
Heimerle + Meule GmbH	CID000694
Heraeus Ltd. Hong Kong	CID000707
Heraeus Precious Metals GmbH & Co. KG	CID000711
Hunan Chenzhou Mining Co., Ltd.	CID000767
Hwasung CJ Co., Ltd.	CID000778
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CID000801
Ishifuku Metal Industry Co., Ltd.	CID000807
Istanbul Gold Refinery	CID000814
Japan Mint	CID000823
Jiangxi Copper Company Limited	CID000855
Asahi Refining Canada Limited	CID000924
Asahi Refining USA Inc.	CID000920
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927
JSC Uralelectromed	CID000929
JX Nippon Mining & Metals Co., Ltd.	CID000937
Kaloti Precious Metals	CID002563
Kazakhmys Smelting LLC	CID000956
Kazzinc	CID000957
Kennecott Utah Copper LLC	CID000969

KGHM Polska Miedź Spółka Akcyjna	CID002511
Kojima Chemicals Co., Ltd.	CID000981
Korea Metal Co., Ltd.	CID000988
Korea Zinc Co. Ltd.	CID002605
Kyrgyzaltyn JSC	CID001029
L’ azurde Company For Jewelry	CID001032
Lingbao Gold Company Limited	CID001056
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058
LS-NIKKO Copper Inc.	CID001078
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093
Materion	CID001113
Matsuda Sangyo Co., Ltd.	CID001119
METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	CID001161
Metalor Technologies SA	CID001153
Metalor Technologies (Hong Kong) Ltd.	CID001149
Metalor Technologies (Singapore) Pte., Ltd.	CID001152
Metalor Technologies (Suzhou) Ltd.	CID001147
Metalor USA Refining Corporation	CID001157
Mitsubishi Materials Corporation	CID001188
Mitsui Mining and Smelting Co., Ltd.	CID001193
MMTC-PAMP India Pvt., Ltd.	CID002509
Morris and Watson	CID002282
Moscow Special Alloys Processing Plant	CID001204
Nadir Metal Rafineri San. Ve Tic. A.Ş.	CID001220
Navoi Mining and Metallurgical Combinat	CID001236
Nihon Material Co., Ltd.	CID001259
Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	CID002779
Ohura Precious Metal Industry Co., Ltd.	CID001325
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	CID001326
PAMP SA	CID001352
Penglai Penggang Gold Industry Co., Ltd.	CID001362
Prioksky Plant of Non-Ferrous Metals	CID001386
PT Aneka Tambang (Persero) Tbk	CID001397
PX Précinox SA	CID001498
Rand Refinery (Pty) Ltd.	CID001512
Republic Metals Corporation	CID002510
Royal Canadian Mint	CID001534
SAAMP	CID002761
Sabin Metal Corp.	CID001546
Samduck Precious Metals	CID001555
SAMWON Metals Corp.	CID001562
SAXONIA Edelmetalle GmbH	CID002777

Schone Edelmetaal B.V.	CID001573
SEMPSA Joyería Platería SA	CID001585
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622
Tanaka Kikinzoku Kogyo K.K.	CID001875
Sichuan Tianze Precious Metals Co., Ltd.	CID001736
Singway Technology Co., Ltd.	CID002516
SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756
Solar Applied Materials Technology Corp.	CID001761
Sumitomo Metal Mining Co., Ltd.	CID001798
T.C.A S.p.A	CID002580
Tokuriki Honten Co., Ltd.	CID001938
Tongling Nonferrous Metals Group Co., Ltd.	CID001947
Torecom	CID001955
Umicore Brasil Ltda.	CID001977
Umicore Precious Metals Thailand	CID002314
Umicore SA Business Unit Precious Metals Refining	CID001980
United Precious Metal Refining, Inc.	CID001993
Valcambi SA	CID002003
WIELAND Edelmetalle GmbH	CID002778
Yamamoto Precious Metal Co., Ltd.	CID002100
Yokohama Metal Co., Ltd.	CID002129
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224
A.L.M.T. TUNGSTEN Corp.	CID000004
Asia Tungsten Products Vietnam Ltd.	CID002502
Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513
Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258
Dayu Jincheng Tungsten Industry Co., Ltd.	CID002518
Dayu Weiliang Tungsten Co., Ltd.	CID000345
Fujian Jinxin Tungsten Co., Ltd.	CID000499
Ganxian Shirui New Material Co., Ltd.	CID002531
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315
Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CID000868
Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Ganzhou Yatai Tungsten Co., Ltd.	CID002536
Global Tungsten & Powders Corp.	CID000568
Guangdong Xianglu Tungsten Co., Ltd.	CID000218
H.C. Starck GmbH	CID002541
H.C. Starck Smelting GmbH & Co.KG	CID002542
Hunan Chenzhou Mining Co., Ltd.	CID000766
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579
Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CID002578
Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769

Hydrometallurg, JSC	CID002649
Japan New Metals Co., Ltd.	CID000825
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551
Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321
Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CID002313
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318
Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CID002535
Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316
Kennametal Fallon	CID000966
Kennametal Huntsville	CID000105
Malipo Haiyu Tungsten Co., Ltd.	CID002319
Niagara Refining LLC	CID002589
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543
Pobedit, JSC	CID002532
Sanher Tungsten Vietnam Co., Ltd.	CID002538
Tejing (Vietnam) Tungsten Co., Ltd.	CID001889
Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011
Wolfram Bergbau und Hütten AG	CID002044
Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Xiamen Tungsten Co., Ltd.	CID002082
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095

REPORTED 3TG COUNTRIES OF ORIGIN

Angola
Argentina
Australia
Austria
Belgium
Bolivia
Brazil
Burundi
Cambodia
Canada
Central African Republic
Chile
China
Colombia
Congo
Côte D’Ivoire

Czech Republic
Djibouti
Ecuador
Egypt
Estonia
Ethiopia
France
Germany
Guyana
Hungary
India
Indonesia
Ireland
Israel
Italy
Japan
Kazakhstan
Kenya
Laos
Luxembourg
Madagascar
Malaysia
Mexico
Mongolia
Mozambique
Myanmar
Namibia
Netherlands
New Zealand
Nigeria
Peru
Philippines
Poland
Portugal
Republic of Congo
Republic of Korea
Russian Federation
Rwanda
Sierra Leone
Singapore
Slovakia
South Africa
South Sudan

Spain
Suriname
Sweden
Switzerland
Tanzania
Thailand
The Democratic Republic of Congo (DRC)
Uganda
United Kingdom
United States of America
Vietnam
Zambia
Zimbabwe